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                                                                   EXHIBIT 23(b)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to incorporation by reference in this Registration Statement on Form S-8 filed as a Post Effective Amendment to Form S-4 Registration Statement No. 33-63283 of our report on Whitmire Distribution Corporation for the year ended July 3, 1993, dated September 3, 1993, included in Cardinal Health, Inc.'s Form 10K for the year ended June 30, 1995, and to all references to our Firm included in this registration statement.



Arthur Andersen LLP

Sacramento, California
November 13, 1995